EXHIBIT 99.1

Media Contact
Jeff Richardson
610-738-6126
jcrichard@cephalon.com

Investor Contact
Chip Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Reports Outstanding Financial Results for 2004

Revenue Exceeds $1 Billion For the First Time;

Sales Increase 43 Percent;

Earnings Exceed Guidance By 7 Cents;

Cephalon Reiterates 2005 Guidance

West Chester, PA – February 15, 2005 – Cephalon, Inc. [Nasdaq: CEPH] today reported 2004 revenue of $1.0 billion, a 42 percent increase over 2003.  Earlier in the year the company recorded charges related to the acquisition of CIMA LABS INC and the exchange or repurchase of Cephalon notes, among other items, that resulted in a diluted loss per share for 2004 of $1.31.  Excluding these items and amortization expense, diluted adjusted earnings per share were $2.42, a 31 percent increase over the comparable figure of $1.85 recorded in 2003.

Sales totaled $980.4 million in 2004, compared with 2003 sales of $685.3 million, a 43 percent increase.  All three lead products posted outstanding sales increases. In 2004, sales of PROVIGIL® (modafinil) Tablets [C-IV] increased 51 percent to $439.7 million; sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] increased 45 percent to $345.0 million; and sales of GABITRIL® (tigabine hydrochloride) Tablets were $94.2 million, a 48 percent increase. Sales of other products totaled $101.5 million in 2004.

Prescribing activity continued its upward trend in 2004 for Cephalon’s flagship products.  Total prescriptions for PROVIGIL, ACTIQ, and GABITRIL in the United States increased 37 percent over 2003 and exceeded 3.3 million prescriptions.

—more—

“We have quadrupled sales since 2001, and our accomplishments in 2004 have positioned Cephalon for significant growth ahead,” said Frank Baldino Jr., Ph.D., Chairman and CEO. “We expect to file four NDAs in 14 months.  We believe that the success of these four products – ATTENACE®, NUVIGIL®,  OraVescent Fentanyl, and GABITRIL® for generalized anxiety disorder – will deliver significant sales and earnings growth for the company in the years ahead.”

For the fourth quarter of 2004, the company reported total revenue of $299.0 million, a 42 percent increase from the fourth quarter of 2003 and sales of $281.4 million, up 39 percent from the same quarter last year.  Diluted earnings per share for the fourth quarter of 2004 were $1.23.  Excluding amortization expense, and a deferred tax gain resulting from adjustments to tax valuation allowances, diluted adjusted earnings per share were $0.82, which is a 37 percent increase over the comparable figure of $0.60 in the fourth quarter of 2003.

Cephalon is reiterating guidance for 2005 sales of between $1.20-$1.25 billion, which includes PROVIGIL sales of $550-$600 million, ACTIQ sales of $390-$420 million, GABITRIL sales of $110-$120 million, and other product sales of $110-$125 million. Cephalon’s 2005 guidance for diluted adjusted earnings per share is between $2.80 and $2.95.  Our guidance does not include amortization expense or the expense related to employee stock option grants, which will be a required expense under GAAP in 2005.

The company is introducing first quarter 2005 sales guidance of $280 to $290 million and diluted adjusted earnings per share of $0.45 to $0.50.

Cephalon’s management will discuss the company’s full-year and fourth quarter 2004 performance in a conference call with investors beginning at 5 p.m. (EST) on Tuesday, February 15, 2005.  To participate in the conference call, dial 913-981-5543 and refer to conference code number 492828. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Relations,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

Cephalon, Inc.

Cephalon currently employs approximately 2,300 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL, and ACTIQ and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

* * *

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, including our ability to launch four products in the 2006 timeframe, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, including our ability to deliver exceptional growth in the future, yearly and quarterly sales and earnings guidance for 2005, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Income (Loss) per Common Share, as adjusted,” “Diluted Income (Loss) Per Common Share, as adjusted,” and “Diluted Adjusted Earnings Per Share Guidance” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Three Months Ended December 31, 2004				Three Months Ended December 31, 2003
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”
Revenues:
Sales	$281,400			$281,400	$202,505			$202,505
Other revenues	17,599			17,599	8,735			8,735
	298,999	—		298,999	211,240	—		211,240
Costs and Expenses:
Cost of sales	30,374			30,374	27,092			27,092
Research and development	75,764			75,764	52,657			52,657
Selling, general and administrative	95,569			95,569	68,632			68,632
Depreciation and amortization	15,871	(11,297	)(1)	4,574	11,515	(8,303	)(1)	3,212
	217,578	(11,297)		206,281	159,896	(8,303)		151,593

Income from operations	81,421	11,297		92,718	51,344	8,303		59,647

Other Income and Expense:
Interest income	4,847			4,847	3,161			3,161
Interest expense	(5,298)			(5,298)	(6,331)			(6,331)
Other income (expense), net	(2,931)			(2,931)	(101)			(101)
	(3,382)	—		(3,382)	(3,271)	—		(3,271)

Income before income taxes	78,039	11,297		89,336	48,073	8,303		56,376

Income tax expense	66	(38,276	)(2)	(38,210)	(16,848)	(2,964	)(2)	(19,812)

Net Income (loss)	$78,105	$(26,979)		$51,126	$31,225	$5,339		$36,564

Basic income per common share *	$1.35			$0.89	$0.55			$0.65

Diluted income per common share *	$1.23			$0.82	$0.51			$0.60

Weighted average number of common shares outstanding	57,754			57,754	55,706			55,706

Weighted average number of common shares outstanding-assuming dilution	64,889			64,889	64,162			64,162

* Prior period EPS shown is restated for adoption of guidance from EITF 03-6 and EITF 04-8.

Cephalon, Inc. and Subsidiaries

Notes to Reconciliation of GAAP Net Income to “Adjusted” Net Income

Three Months Ended December 31, 2004 and December 31, 2003

(1)      To exclude the ongoing amortization of acquired intangible assets including technology, trademark and marketing rights acquired from Group Lafon and CIMA LABS INC., Gabitril marketing rights, Actiq marketing rights, and product marketing rights acquired in conjunction with our Novartis collaboration.

(2)      To reflect the tax effect of adjustments at the applicable tax rates. Fourth quarter adjustments include the impact of tax benefits due to the reassessment of the realizability of deferred tax assets and an adjustment for the recognition of a tax benefit on the write-off of our investment in MDS Proteomics, Inc.

Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Year Ended December 31, 2004				Year Ended December 31, 2003
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”
Revenues:
Sales	$980,375			$980,375	$685,250			$685,250
Other revenues	35,050			35,050	29,557			29,557
	1,015,425	—		1,015,425	714,807	—		714,807
Costs and Expenses:
Cost of sales	119,973			119,973	92,375			92,375
Research and development	273,972			273,972	168,222			168,222
Selling, general and administrative	339,477	4,214	(3)	343,691	254,088			254,088
Depreciation and amortization	52,798	(37,753	)(1)	15,045	44,073	(33,054	)(1)	11,019
Impairment charge on investment in MDS Proteomics Inc.	30,071	(30,071	)(4)	—	—			—
Acquired in-process research and development	185,700	(185,700	)(5)	—	—			—
	1,001,991	(249,310)		752,681	558,758	(33,054)		525,704

Income from operations	13,434	249,310		262,744	156,049	33,054		189,103

Other Income and Expense:
Interest income	16,486			16,486	11,298			11,298
Interest expense	(22,186)			(22,186)	(28,905)			(28,905)
Debt exchange expense	(28,230)	28,230	(6)	—	—			—
Charge on early extinguishment of debt	(2,313)	2,313	(7)	—	(9,816)	9,816	(7)	—
Other income (expense), net	(5,375)			(5,375)	1,688			1,688
	(41,618)	30,543		(11,075)	(25,735)	9,816		(15,919)

Income (loss) before income taxes	(28,184)	279,853		251,669	130,314	42,870		173,184

Income tax expense	(45,629)	(56,737	)(2)	(102,366)	(46,456)	(15,305	)(2)	(61,761)

Net Income (loss)	$(73,813)	$223,116		$149,303	$83,858	$27,565		$111,423

Basic income (loss) per common share *	$(1.31)			$2.63	$1.49			$1.98

Diluted income (loss) per common share *	$(1.31)			$2.42	$1.42			$1.85

Weighted average number of common shares outstanding	56,489			56,489	55,560			55,560

Weighted average number of common shares outstanding-assuming dilution	56,489			64,358	64,076			64,076

* Prior period EPS shown is restated for adoption of guidance from EITF 03-6 and EITF 04-8.

Cephalon, Inc. and Subsidiaries

Notes to Reconciliation of GAAP Net Income (Loss) to “Adjusted” Net Income

Years Ended December 31, 2004 and December 31, 2003

(1)       To exclude the ongoing amortization of acquired intangible assets including technology, trademark and marketing rights acquired from Group Lafon and CIMA LABS INC., Gabitril marketing rights, Actiq marketing rights, and product marketing rights acquired in conjunction with our Novartis collaboration.

(2)       To reflect the tax effect of adjustments at the applicable tax rates and the impact of tax benefits due to the reassessment of the realizability of deferred tax assets.

(3)       To exclude the gain resulting from the cancellation of postretirement health care benefits for current employees at Cephalon France.

(4)       To exclude the impairment charge for the write-off of our investment in MDS Proteomics, Inc.

(5)       To exclude the write-off of in-process research and development associated with the acquisition of CIMA LABS INC.

(6)       To exclude the expense associated with the exchange of $78.3 million of Cephalon’s 2.5% Convertible Subordinated Notes into common stock.

(7)       To exclude the charge on early extinguishment of debt in 2004 related to the repurchase of $33 million and $10 million of our 3.875% Convertible Subordinated Notes in August and March 2004, respectively. To exclude the charge on early extinguishment of debt in 2003 related to the redemption of $174 million of our 5.25% Convertible Subordinated Notes and the repurchase of $12 million of our 3.875% Convertible Subordinated Notes in July 2003.

Cephalon, Inc. and Subsidiaries

Consolidated Sales Detail

(Amounts in Thousands)

(Unaudited)

	Three Months Ended December 31,						% Increase
	2004			2003			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
Provigil	$130,167	$10,208	$140,375	$78,038	$7,370	$85,408	67%	39%	64%
Actiq	83,942	2,575	86,517	71,854	1,297	73,151	17%	99%	18%
Gabitril	19,976	2,156	22,132	17,984	1,242	19,226	11%	74%	15%
Other	8,046	24,330	32,376	—	24,720	24,720	—	(2)%	31%

	$242,131	$39,269	$281,400	$167,876	$34,629	$202,505	44%	13%	39%

	Year Ended December 31,						% Increase
	2004			2003			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
Provigil	$406,238	$33,429	$439,667	$264,324	$26,141	$290,465	54%	28%	51%
Actiq	337,072	7,925	344,997	234,111	3,356	237,467	44%	136%	45%
Gabitril	87,349	6,815	94,164	57,774	5,925	63,699	51%	15%	48%
Other	13,270	88,277	101,547	—	93,619	93,619	—	(6)%	8%

	$843,929	$136,446	$980,375	$556,209	$129,041	$685,250	52%	6%	43%

Cephalon, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in Thousands)

(Unaudited)

	December 31 2004,	December 31, 2003
CURRENT ASSETS:
Cash and cash equivalents	$574,244	$1,115,699
Investments	217,432	39,464
Receivables, net	203,594	86,348
Inventory, net	86,629	61,249
Deferred tax asset	65,302	57,972
Other current assets	32,819	9,198
Total current assets	1,180,020	1,369,930

Property and equipment, net	244,834	126,442
Goodwill	372,534	298,769
Other intangible assets, net	449,402	326,445
Debt issuance costs, net	25,401	35,250
Deferred tax asset, net	145,436	168,506
Other assets	22,549	56,314
	$2,440,176	$2,381,656

CURRENT LIABILITIES:
Current portion of long-term debt	$5,114	$9,637
Accounts payable	52,488	28,591
Accrued expenses	157,841	99,038
Current portion of deferred revenues	868	422
Total current liabilities	216,311	137,688

Long-term debt	1,284,410	1,409,417
Deferred revenues	1,769	1,736
Deferred tax liabilities	94,100	45,665
Other liabilities	13,542	16,780
Total liabilities	1,610,132	1,611,286

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	580	558
Additional paid-in capital	1,172,499	1,052,059
Treasury stock, at cost	(14,860)	(13,692)
Accumulated deficit	(395,118)	(321,305)
Accumulated other comprehensive income	66,943	52,750
Total stockholders’ equity	830,044	770,370
	$2,440,176	$2,381,656

Cephalon, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Year Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(73,813)	$83,858
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred income tax expense	37,598	32,437
Tax benefit from exercise of stock options	9,205	944
Debt exchange expense	28,230	—
Tax effect on debt exchange	(11,288)	—
Depreciation and amortization	59,016	45,135
Amortization of debt issuance costs	8,275	7,602
Stock-based compensation expense	5,372	2,224
Non-cash charge on early extinguishment of debt	2,313	3,615
Pension curtailment	(4,214)	—
Loss on disposals of property and equipment	1,423	—
Impairment charge	30,071	—
Acquired in-process research and development	185,700	—
Increase (decrease) in cash due to changes in assets and liabilities, net of effect from acquisition:
Receivables	(103,672)	4,691
Inventory	(16,699)	(1,691)
Other assets	(20,318)	7,741
Accounts payable, accrued expenses and deferred revenues	47,550	17,477
Other liabilities	1,788	(3,792)

Net cash provided by operating activities	186,537	200,241

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(50,244)	(40,453)
Investments in non-marketable securities	—	(32,975)
Acquisition of CIMA, net of cash acquired	(482,521)
Acquisition of intangible assets	(53,704)	—
Sales and (purchases) of investments, net	(106,678)	55,836

Net cash used for investing activities	(693,147)	(17,592)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	12,051	4,528
Acquisition of treasury stock	(1,168)	(1,703)
Principal payments on and retirements of long-term debt	(51,905)	(211,714)
Net proceeds from issuance of convertible subordinated notes	—	727,085
Proceeds from sale of warrants	—	178,315
Purchase of Convertible Hedge	—	(258,584)

Net cash provided by (used for) financing activities	(41,022)	437,927

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,177	9,026

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(541,455)	629,602

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,115,699	486,097

CASH AND CASH EQUIVALENTS, END OF YEAR	$574,244	$1,115,699

Cephalon, Inc. and Subsidiaries

Reconciliation of Projected GAAP Diluted Earnings per Share to Diluted Adjusted Earnings Per Share Guidance

(Unaudited)

	Three Months Ended March 31, 2005	Twelve Months Ended December 31, 2005
Projected GAAP diluted earnings per share	$0.32 - $0.37	$2.29 - $2.44

Amortization of current intangibles	$0.20	$0.81
Tax benefit on adjustments	$(0.07)	$(0.30)

Diluted adjusted earnings per share guidance	$0.45 - $0.50	$2.80 - $2.95

Note: Guidance does not include the effect of SFAS 123R, “Share-Based Payments”, which becomes effective July 1, 2005.